As Filed with the Securities and Exchange Commission on July 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oncocyte Corporation

(Exact Name of Registrant as Specified in its Charter)

California	27-1041563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Cushing

Irvine, California 92618

(949) 409-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Riggs

President and Chief Executive Officer

Oncocyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher P. McCaskill, Esq.

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated July 31, 2024

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell shares of our common stock, shares of our preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing, either individually or as a combination of one or more of these securities, having an aggregate initial offering price of up to $100,000,000. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OCX.” On July 30, 2024, the last reported closing sale price of our common stock on Nasdaq was $3.25 per share.

As of July 30, 2024 the aggregate market value of our outstanding common stock held by non-affiliates was approximately $24,006,575, which was calculated based on 13,364,637 shares of outstanding common stock held by non-affiliates as of June 3, 2024, at a price per share of $3.36, the last reported sale price of our common stock on Nasdaq on July 25, 2024. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risk. See the section of this prospectus entitled “Risk Factors” beginning on page 4, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100 million of any of the securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in the section of this prospectus entitled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of diagnostic tests currently in development;

●	the timing and success of future clinical research and the period during which the results of the clinical research will become available;

●	the potential receipt of revenue from current sales of our diagnostic tests and/or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates of our current diagnostic tests and/or diagnostic tests in development;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around the patient populations, market size and price points for reimbursement for our diagnostic tests;

●	our estimates regarding future revenues, operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations; and

●	our competitive position.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Oncocyte,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Oncocyte Corporation and its subsidiaries.

Overview

We are a partner in the healthcare and life science field to researchers and physicians through our development and acquisitions of proprietary molecular technologies in the fields of oncology and transplantation. Through a series of acquisitions, we have built a portfolio of differentiated content with utility in well-established clinical and research markets.

With the increased adoption of precision medicine, healthcare providers are relying on advanced testing to identify patients who will benefit from new, targeted treatments and therapies that are more effective and often have fewer side effects than chemotherapy and other traditional treatments. In addition to identifying these individualized treatment options, researchers and healthcare providers are looking to new technologies to rapidly identify when medical or therapeutic interventions are necessary. We are leveraging our experience in oncology and transplantation to develop and commercialize diagnostic testing at our licensed and accredited laboratory as well as focusing on the development of distributable kitted formats of these technologies so that researchers may study how these tests can be further utilized in other types of cancers. Commercialization of these products, which are intended to be sold for research purposes in the United States and labeled “For Research Use Only”, is expected to occur through a mix of direct sales, partnering and distribution agreements, and licensing.

We have a laboratory and pharma services lab, certified under the Clinical Laboratory Improvements Amendment and accredited by the Collage of American Pathologists, in Nashville, Tennessee, and a research and development lab in Göttingen, Germany. We may sometimes refer to our technologies as “diagnostic tests.” Our laboratory developed tests are intended to help support and inform physician decision-making but are not themselves diagnostic or prescriptive of treatment decisions. They are critical to our ability to carry out our mission to improve patient outcomes by providing patient specific insights that inform critical provider decisions throughout the patient care journey. We believe that if clinicians are given the right information and educational tools, they will make the right choices with their patients.

We believe that the experience of our team with diverse technologies through our pharma services activities (acquired through Insight Genetics), strong scientific integrity regarding evidence generation and innovation mentality, alongside our flexibility in operations and regulatory strategy, will drive our success, differentiate us from our competition, and are foundational to our future.

We plan to expand our role in the rapidly evolving healthcare market by strengthening our positions across our portfolio of capabilities, growing strategic opportunities that drive new business, and differentiating our unique offerings, capabilities, and financial performance. To do so, we are focusing on executing the technology priorities discussed below, which have evolved to reflect our operations and strategic vision.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $100 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The summaries below provide a general description of the securities we may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our Articles of Incorporation currently authorizes the issuance of up to 230,000,000 shares of common stock, no par value per share, and up to 5,000,000 shares of preferred stock, no par value per share. As of July 30, 2024, there were 13,364,637 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered under this prospectus or upon the conversion of any preferred stock or exercise of any warrants offered pursuant to this prospectus, when paid for and issued in accordance with the applicable definitive documents under which they are to be issued, will also be fully paid and non-assessable.

Our common stock is listed on Nasdaq under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock.

On April 5, 2023, we redeemed 1,064 shares of the Series A Redeemable Convertible Preferred Stock, which represented a portion of our outstanding shares of preferred stock at the time, for approximately $1.1 million. On April 11, 2024, we redeemed all remaining shares of our Series A Redeemable Convertible Preferred Stock for approximately $5.4 million. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series, but subsequent to the issue of shares of that series the number of shares of the series may not be decreased below the number of such shares then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions in securities listed on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2022, incorporated by reference in this registration statement and accompanying prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on April 11, 2024, April 12, 2024, May 31, 2024, June 17, 2024, July 5, 2024, and July 12, 2024; and

●	The description of our common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, and any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.oncocyte.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

               , 2024

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission registration fee		$14,760
FINRA filing fee		*
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 317 of the California General Corporation Law (“CGCL”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the CGCL, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may include provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, provided, however that they shall not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

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The Company’s Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law and that the Company is authorized to indemnify “agents”, as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law.

Furthermore, the Company’s Bylaws provide that the Company shall, to the maximum extent and in the manner permitted by the CGCL, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the CGCL) judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any the proceeding (as defined in Section 317(a) of the CGCL) arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the CGCL) of the Company. Furthermore, the Company’s Bylaws provide that the Company shall, have the power, to the extent and in the manner permitted by the CGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Company. The Bylaws further provide that expenses incurred in defending any proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified as authorized in the Bylaws. The Bylaws also permit the Company to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Company would have the power to indemnify the agent under Section 317 of the CGCL.

Further, the Company maintains directors’ and officers’ liability insurance coverage.

The foregoing summary is subject to the complete text of the applicable statutes, the Articles of Incorporation and Bylaws, and is qualified in its entirety by reference to such documents.

Item 16. Exhibits

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit Numbers	Exhibit Description
1.1*	Form of Underwriting Agreement
4.1*	Form of Certificate of Determination of Preferred Stock
4.2*	Form of Warrant Agreement and Form of Warrant Certificate
4.3*	Form of Unit Agreement
5.1**	Legal Opinion of Stradling Yocca Carlson & Rauth LLP.
23.1**	Consent of Marcum LLP, independent registered public accounting firm
23.2**	Consent of WithumSmith+Brown, PC, independent registered public accounting firm
23.3**	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in the signature page to this registration statement)
107 **	Calculation of Filing Fee

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 31, 2024.

ONCOCYTE CORPORATION

By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Josh Riggs as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Riggs	President, Chief Executive Officer and Director	July 31, 2024
Joshua Riggs	(Principal Executive Officer)

/s/ Andrea James	Chief Financial Officer	July 31, 2024
Andrea James	(Principal Financial Officer)

/s/ James Liu	Senior Director, Controller and Principal Accounting Officer	July 31, 2024
James Liu	(Principal Accounting Officer)

/s/ Andrew Arno	Director	July 31, 2024
Andrew Arno

/s/ Andrew J. Last	Director	July 31, 2024
Andrew J. Last

/s/ Louis E. Silverman	Director	July 31, 2024
Louis E. Silverman

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